                            ARTICLES OF INCORPORATION

                                       OF

                             PACIFIC CIRCUITS, INC.


KNOW ALL MEN BY THESE PRESENTS:

              That the undersigned, Lewis 0. Coley, III, being of legal age, for the purpose of forming a corporation under the laws of the State of Washington, and in pursuance thereof hereby signs and acknowledges the following Articles of Incorporation in triplicate originals and states as follows:

                                    I.   NAME

                     The name of this corporation shall be:

                             PACIFIC CIRCUITS, INC.

                           II.   PURPOSES AND POWERS

              This corporation is organized for the following purposes and with the following powers:

              (a) To take, receive, buy, sell, own, manage, develop, construct, lease, operate and engage in the business of the manufacture and sale of circuit boards and related products.

              (b) To take, receive, buy, sell, own, manage, develop, construct, lease, operate and engage in any trade, business or activity which may be lawfully conducted by a corporation organized under the Washington Business Corporation Act.

              (c) To act as a general partner or one of several general partners in any limited partnership.

              (d) To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or with any domestic or foreign state, government or government authority, or with the political administrative subdivision or department thereof, and to perform and carry out, assign, cancel or rescind any such contracts.

              (e) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

              (f) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

              (g) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

              (h) To lend money to its employees other than its officers and directors, and otherwise assist its employees, officers and directors.

              (i) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interest in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

              (j) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income.

              (k) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

              (l) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this title in any state, territory, district or possession of the United States, or in any foreign country.

              (m) To make donations for the public welfare or for charitable, scientific or educational purposes; and in time of war to make donations in aid of war activities.

              (n) In time of war to transact any lawful business in aid of the United States in the prosecution of the war.

              (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

              (p) To indemnify, to the full extent permitted by the Washington Business Corporation Act, any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding, whether brought by or in the right of the corporation or otherwise, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board of Directors may, at any time, approve indemnification of any other person which the corporation has the power to indemnify under the Washington Business Corporation Act. The indemnification provided by this clause shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

              (q) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or associated with others and incidental or pertaining to, or growing out of, or connected with its business or powers.

              The foregoing purposes and powers shall not be construed as a limitation of any purposes or powers granted or authorized by the laws of the State of Washington. Each clause of this Article II shall be construed as purposes and powers, and the matters expressed herein shall be in no way limited or restricted by reference to inference from the terms of any other clauses, but shall be regarded as independent purposes and powers.

                                III.   DURATION

              This corporation shall continue perpetually.

                                 IV.   SHARES

              This corporation shall have authority to issue 100,000 shares of capital stock divided into two classes, namely 50,000 shares of Class A voting common stock, all of no par value, and 50,000 shares of Class B non-voting common stock, all of no par value.

              Capital stock may be issued from time to time for such consideration, including without limitation, services, money or property as may be fixed by resolution of the Board of Directors from time to time.

                         V.   COMMENCEMENT OF BUSINESS

              This corporation will not commence business until consideration of the value of at least $500.00 has been received for the issuance of its shares.

                   VI.   INITIAL REGISTERED OFFICE AND AGENT

              The address of the initial registered office of this corporation is 16408 N.E. 104th, Redmond, Wa. 98052, and the name of the initial registered agent at such address is Lewis 0. Coley, III.

                                VII.   DIRECTORS

              The number of directors of this corporation shall be fixed by the by-laws and may be increased or decreased from time to time in the manner specified therein, subject to the limitation that the number of directors shall not be less than three (3) unless there are fewer than three stockholders, in which case the minimum number of directors shall equal the number of stockholders. The initial Board of Directors shall consist of three (3) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders and until their successors are elected and qualify unless they resign or are removed are:

              Lewis 0. Coley, III, 16408 N.E. 104th, Redmond, Wa. 98052

              Juliane J. Coley, 16408 N.E. 104th, Redmond, Wa. 98052

              Melissa Lou Coley, 1431 Kingman, San Jose, Ca. 95128.

                                VIII.   BY-LAWS

              The Board of Directors shall have the power to adopt, alter, amend or repeal the by-laws for this corporation or to adopt new by-laws.

                           IX.   PREEMPTIVE RIGHTS

              The shareholders of the corporation shall not have preemptive rights to acquire additional shares or securities convertible into shares offered for sale or otherwise issued by the corporation.

                              X.   INCORPORATOR

              The name and address of the incorporator is:

              Lewis 0. Coley, III, 16408 N.E. 104th, Redmond, Wa. 98052.

                           XI.   CUMULATIVE VOTING

              No shareholder will be entitled to cumulate his votes at any election of directors.

                                XII.   AMENDMENTS

              This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon, any of the provisions contained in these Articles of Incorporation, and the rights of the shareholders of this corporation are granted subject to this reservation.

               XIII.   CONTRACTS IN WHICH DIRECTORS HAVE INTEREST

              Any contract or other transaction between this corporation and one or more of its directors, or between this corporation and any corporation, firm, association or other entity of which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, by voting or otherwise, even though his or their presence or vote, or both, might have been necessary to obligate this corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed to or known by the directors acting on such contract or transaction.

              IN WITNESS WHEREOF, the incorporator has hereunto set his hand and seal this 20 day of March, 1978.

                                    /s/ Lewis O. Coley
                                    -----------------------------------------

STATE OF WASHINGTON)
                   )ss:
COUNTY OF K I N G  )

              THIS IS TO CERTIFY that on the 20 day of March, 1978, there personally appeared before me LEWIS 0. COLEY, III, to me known to be the person described in and who executed the foregoing Articles of Incorporation, and he did acknowledge and declare to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                    /s/ Milan Gail Ryder
                                    -----------------------------------------
                                    Notary Public in and for the State of
                                    Washington, residing at Redmond

                     STATEMENT OF VALUE OF NONPAR STOCK OF

                             PACIFIC CIRCUITS, INC.

STATE OF WASHINGTON)
                   ) ss:
COUNTY OF K I N G  )

       The undersigned, being first duly sworn, on oath deposes and says:

       That he is the incorporator or an authorized representative of the corporation; that to the best of his knowledge and belief the value of the assets received and to be received by such corporation, in return for the issuance of its nonpar value stock, does not and will not exceed the sum of $50,000.00.


                                    /s/ Lewis O. Coley III
                                    -----------------------------------------
                                    Corporate Representative

       SUBSCRIBED AND SWORN TO before me this 20 day of March, 1978.


                                    /s/ [Illegible]
                                    -----------------------------------------
                                    Notary Public in and for the State of
                                    Washington, residing at Redmond

                                                                  FILED
                            ARTICLES OF AMENDMENT TO       STATE OF WASHINGTON
                          ARTICLES OF INCORPORATION OF          MAY 4 1995
                             PACIFIC CIRCUITS, INC.            RALPH MUNRO
                                                            SECRETARY OF STATE

       Pursuant to the provisions of the Washington Business Corporation Act RCW 23B.10.030 and 23B.10.060, the following Articles of Amendment to the Articles of Incorporation are hereby submitted for filing.

                                   ARTICLE I

       The name of record of the corporation is: PACIFIC CIRCUITS, INC.

                                   ARTICLE II

       The amendments to the Articles of Incorporation as adopted are as follows:

                                   IV. SHARES

              This corporation shall have authority to issue 10,000,000 shares of voting common stock, all of no par value.

              Capital stock may be issued from time to time for such consideration including, without limitation, services, money or property as may be fixed by resolution of the Board of Directors from time to time.

                                   ARTICLE III

       The date of the adoption of the amendment was: April 3, 1995.

                                   ARTICLE IV

       The amendments were adopted by both the Board of Directors and Shareholders in accordance with 23B.10.030. and RCW 23B.10.040

                                    ARTICLE V

       The number of shares of the corporation outstanding at the time of such adoption was 5,600; and the number of shares entitled to vote thereon was 5,600.

                                   ARTICLE VI

       The number of shares that voted for the amendment was 5,600, and the number of shares that voted against the amendment was -0-.

                                   ARTICLE VII

       The manner in which any exchange, reclassification or cancellation of issued shares shall be effect, is as follows:

              1.     Increase authorized shares from 100,000 to 10,000,000.

              2.     Eliminate Class B non-voting common stock.

       I certify that I am an officer of the above-named corporation and am authorized to execute these Articles on behalf of the corporation.

       DATED:  April 3, 1995                     .
               ----------------------------------

                                          /s/ Lewis 0. Coley
                                          --------------------------------------
                                          Lewis 0. Coley, III (Trey)
                                          President, Director and Co-Shareholder



                                          /s/ Julaine J. Coley
                                          --------------------------------------
                                          Julaine J. Coley
                                          Secretary, Director and Co-Shareholder

                                                                     [STAMP]

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                             PACIFIC CIRCUITS, INC.


       Pursuant to the provisions of the Washington Business Corporation Act RCW 23B.10.030 and 23B.10.060, the following Articles of Amendment to the Articles of Incorporation are hereby submitted for filing.

                                   ARTICLE I

       The name of record of the corporation is: PACIFIC CIRCUITS, INC.

                                   ARTICLE II

       The amendments to the Articles of Incorporation as adopted are as follows:

                                 VII. DIRECTORS

              The number of directors of this corporation shall be fixed by the by-laws and may be increased or decreased from time to time in the manner specified therein.

                                  ARTICLE III

       The date of the adoption of the amendment was: December 26, 1996.

                                   ARTICLE IV

       The amendments were adopted by both the Board of Directors and Shareholders in accordance with 23B.10.030. and RCW 23B.10.040.

                                    ARTICLE V

       The number of shares of the corporation outstanding at the time of such adoption was 5,600,000; and the number of shares entitled to vote thereon was 5,600,000.

                                   ARTICLE VI

       The number of shares that voted for the amendment was 5,600,000, and the number of shares that voted against the amendment was -0-.

       I certify that I am an officer of the above-named corporation and am authorized to execute these Articles on behalf of the corporation.

       DATED: December 26, 1996.



/s/ Don E. Dascenzo                       /s/ Lewis O. Coley
---------------------------------         --------------------------------------
Don E. Dascenzo                           Lewis 0. Coley, III (Trey)
Director                                  President, Director and Co-Shareholder



COLLEEN BECKDOLT TRUST  NO. 2 -           IAN LEWIS COLEY TRUST NO. 2 -
Shareholder                               Shareholder



By: /s/ Melissa L. Hirsch                 By: /s/ Melissa L. Hirsch
   ------------------------------            -----------------------------------
        Melissa L. Hirsch, Trustee                Melissa L. Hirsch, Trustee

Dated:    7-9-98                          Dated:    7-9-98
     ----------------------------              ---------------------------------



By: /s/ Simon Dadoun                      By: /s/ Simon Dadoun
   ------------------------------            -----------------------------------
        Simon Dadoun, Trustee                     Simon Dadoun, Trustee

Dated:    6-30-98                         Dated:  6-30-98
     ----------------------------              ---------------------------------

                                                                     [STAMP]

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             PACIFIC CIRCUITS, INC.


       ARTICLES OF AMENDMENT of the Articles of Incorporation of Pacific Circuits, Inc. (the "Corporation") are herein executed by said Corporation, pursuant to the provisions of RCW 23B.10.020 and 23B.10.060, as follows:

       FIRST:     The name of the Corporation is Pacific Circuits, Inc.

       SECOND:    Article I of the Articles of Incorporation is amended to read as follows:

               THE NAME OF THE CORPORATION TTM TECHNOLOGIES, INC.

       THIRD:     This amendment does not provide for an exchange,
reclassification or cancellation of issued shares.

       FOURTH:    The date of the adoption of said Amendment by the Directors of said Corporation was the 27 day of October, 1999.

       FIFTH:     The amendment was adopted by resolution of the Board of
Directors without shareholder action. Pursuant to RCW 23B.10.020(5), shareholder action is not required.

       The foregoing is executed under penalty of perjury by the undersigned, who is authorized to do so on behalf of the Corporation.

       DATED this 13 day of December, 1999.

                                        PACIFIC CIRCUITS, INC.

                                        By:    /s/ Kent Alder
                                               -----------------------------
                                               Kent Alder, President and CEO